Exhibit 23.1

Consent Of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement No. 333-65807 of UMB Financial Corporation on Form S-8 of our reports dated June 23, 2009, relating to the financial statements of UMB Profit Sharing and 401(k) Savings Plan and supplemental schedule appearing in this Annual Report on Form 11-K of the UMB Profit Sharing and 401(k) Savings Plan for the year ended December 31, 2008.

Overland Park, Kansas

June 23, 2009